Exhibit 99.1

FOR IMMEDIATE RELEASE

FIRST MIDWEST BANCORP, INC. ANNOUNCES
2016 FIRST QUARTER RESULTS

ITASCA, IL, April 19, 2016 - First Midwest Bancorp, Inc. (the "Company" or "First Midwest") (NASDAQ NGS: FMBI), the holding company of First Midwest Bank (the "Bank"), today reported results of operations and financial condition for the first quarter of 2016. Net income for the first quarter of 2016 was $18.0 million, or $0.23 per share. This compares to $19.9 million, or $0.26 per share, for the first quarter of 2015, and $16.3 million, or $0.21 per share, for the fourth quarter of 2015. Performance for the first quarter of 2016 and fourth quarter of 2015 were impacted by acquisition and integration related pre-tax expenses of $5.0 million and $1.4 million, respectively. In addition, property valuation pre-tax adjustments of $8.6 million were recorded in the fourth quarter of 2015 as a result of strategic branch initiatives. Excluding these expenses, earnings per share was $0.27 for the first quarter of 2016 compared to $0.26 for the first quarter of 2015 and $0.29 for the fourth quarter of 2015.
SELECT FIRST QUARTER HIGHLIGHTS

•	Increased earnings per share to $0.27, up 4% from the first quarter of 2015, excluding acquisition and integration related expenses.

•	Expanded net interest margin to 3.66%, up 7 basis points, and period end interest-earning assets, up 10%, from the fourth quarter 2015.

•	Grew fee-based revenues to $34 million, an increase of 17% from the first quarter of 2015 and consistent with the fourth quarter of 2015.

•	Increased total loans to $7.8 billion, up 15% from March 31, 2015 and 9% from December 31, 2015.

•	Reduced non-performing assets to $69 million, down 15% from March 31, 2015.

•	Decreased net loan charge-offs to average loans, annualized, to 22 basis points for the first quarter of 2016, down 56% from the first quarter of 2015.

•	Consummated The National Bank & Trust Company of Sycamore transaction on March 8, 2016, adding $680 million in assets and $700 million in trust assets under management.
"Performance for the quarter was solid, reflecting consistent execution across our business lines," said Michael L. Scudder, President and Chief Executive Officer of First Midwest Bancorp, Inc. "Our core earnings per share improved by 4% to $0.27 as compared to first quarter 2015, benefiting from earning asset and revenue growth as well as controlled operating expenses. Our acquisition of The National Bank & Trust Company of Sycamore significantly strengthened our balance sheet and expanded our wealth management presence, further adding to our underlying business momentum."
Mr. Scudder concluded, "A broadly slowing global economy has added uncertainty to market expectations as to the size and pace of further changes in interest rates. Against this backdrop, our priorities remain focused on strengthening our lines of business and efficiently growing and diversifying revenues. As we look ahead, we remain focused on helping our clients achieve financial success. It is this relationship centered focus combined with our strong capital foundation that leaves us well positioned to pursue opportunities to grow and perform for our shareholders."

First Midwest Bancorp, Inc. | One Pierce Place | Suite 1500 | Itasca | Illinois | 60143

RECENT EVENTS
The National Bank & Trust Company of Sycamore
On March 8, 2016, the Company consummated the acquisition of NI Bancshares Corporation ("NI Bancshares"), the holding company for The National Bank & Trust Company of Sycamore. With the acquisition, the Company obtained ten banking offices in northern Illinois, and added approximately $400 million in loans and $600 million in deposits. In addition, the Company acquired over $700 million in trust assets under management, which increased the Company's trust assets under management by approximately 10%. The merger consideration totaled $70.1 million and consisted of $54.9 million in Company common stock and $15.2 million in cash. The conversion of operating systems is substantially complete.

OPERATING PERFORMANCE
Net Interest Income and Margin Analysis
(Dollar amounts in thousands)

	Quarters Ended
	March 31, 2016			December 31, 2015			March 31, 2015
	Average Balance	Interest Earned/ Paid	Yield/ Rate (%)	Average Balance	Interest Earned/ Paid	Yield/ Rate (%)	Average Balance	Interest Earned/ Paid	Yield/ Rate (%)
Assets:
Other interest-earning assets	$241,645	$342	0.57	$587,112	$530	0.36	$522,232	$398	0.31
Securities (1)	1,495,462	9,998	2.67	1,260,167	9,855	3.13	1,218,117	10,411	3.42
Federal Home Loan Bank ("FHLB") and Federal Reserve Bank ("FRB") stock	39,773	159	1.60	38,926	371	3.81	37,822	357	3.78
Loans (1)(2)	7,346,035	79,356	4.34	7,013,586	76,405	4.32	6,740,399	74,186	4.46
Total interest-earning assets (1)	9,122,915	89,855	3.96	8,899,791	87,161	3.89	8,518,570	85,352	4.06
Cash and due from banks	133,268			131,589			124,730
Allowance for loan and covered loan losses	(75,654)			(74,823)			(73,484)
Other assets	876,316			865,873			891,925
Total assets	$10,056,845			$9,822,430			$9,461,741
Liabilities and Stockholders' Equity:
Interest-bearing core deposits (3)	$4,607,738	948	0.08	$4,471,645	930	0.08	$4,313,802	927	0.09
Time deposits	1,183,463	1,437	0.49	1,152,895	1,341	0.46	1,266,562	1,598	0.51
Borrowed funds	303,232	1,316	1.75	167,120	1,250	2.97	127,571	18	0.06
Senior and subordinated debt	201,253	3,133	6.26	201,168	3,134	6.18	200,910	3,144	6.35
Total interest-bearing liabilities	6,295,686	6,834	0.44	5,992,828	6,655	0.44	5,908,845	5,687	0.39
Demand deposits (3)	2,463,017			2,560,604			2,312,431
Total funding sources	8,758,703			8,553,432			8,221,276
Other liabilities	119,554			114,492			125,703
Stockholders' equity - common	1,178,588			1,154,506			1,114,762
Total liabilities and stockholders' equity	$10,056,845			$9,822,430			$9,461,741
Tax-equivalent net interest income/margin (1)		83,021	3.66		80,506	3.59		79,665	3.79
Tax-equivalent adjustment		(2,307)			(2,494)			(2,883)
Net interest income (GAAP)		$80,714			$78,012			$76,782

(1) Interest income and yields on tax-exempt securities and loans are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This non-GAAP financial measure assists management in comparing revenue from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded in income tax expense. These adjustments have no impact on net income.
(2) Includes loans acquired through Federal Deposit Insurance Corporation ("FDIC")-assisted transactions subject to loss sharing agreements ("covered loans"), which totaled $28.4 million, $30.8 million, and $62.8 million at March 31, 2016, December 31, 2015, and March 31, 2015, respectively.
(3) See the Deposit Composition table for further average balance detail by category.
For the first quarter of 2016, total average interest-earning assets rose $223.1 million from the fourth quarter of 2015 and $604.3 million from the first quarter of 2015. The increase from both prior periods was driven by organic loan growth, purchased securities, and assets acquired in the NI Bancshares transaction during first quarter of 2016.
Average funding sources increased by $205.3 million from the fourth quarter of 2015 and $537.4 million from the first quarter of 2015. Compared to both prior periods presented, the increase resulted primarily from deposits acquired from both the NI Bancshares transaction late in the first quarter of 2016 and the Peoples Bancorp, Inc. ("Peoples") transaction late in the fourth quarter of 2015, and the addition of $262.5 million of FHLB advances during the first quarter of 2016.
Tax-equivalent net interest margin for the current quarter was 3.66%, growing 7 basis points from the fourth quarter of 2015 and decreasing 13 basis points from the first quarter of 2015. Compared to the fourth quarter of 2015, the increase in tax-equivalent net interest margin was due primarily to the reinvestment of other interest-earning assets into higher yielding loans and securities. Tax-equivalent net interest margin decreased compared to the first quarter of 2015 due primarily to lower accretion on acquired loans, lower covered loan income, and the continued shift to floating rate loans, which more than offset the redeployment of other interest-earning assets into higher yielding loans and securities.
Net interest income increased by 3.5% and 5.1% from the fourth and first quarters of 2015, respectively, reflecting the increase in average loans of 4.7% and 9.0% from the same periods, respectively.
Acquired loan accretion contributed $1.4 million, $1.3 million, and $2.3 million to net interest income for the first quarter of 2016, the fourth quarter of 2015, and the first quarter of 2015, respectively.

Fee-based Revenues and Total Noninterest Income Analysis
(Dollar amounts in thousands)

	Quarters Ended			March 31, 2016 Percent Change from
	March 31, 2016	December 31, 2015	March 31, 2015	December 31, 2015	March 31, 2015
Service charges on deposit accounts	$9,473	$10,303	$9,271	(8.1)	2.2
Wealth management fees	7,559	7,493	7,014	0.9	7.8
Card-based fees	6,718	6,761	6,402	(0.6)	4.9
Merchant servicing fees	3,028	2,929	2,665	3.4	13.6
Mortgage banking income	1,368	1,777	1,123	(23.0)	21.8
Other service charges, commissions, and fees	5,448	4,664	2,166	16.8	151.5
Total fee-based revenues	33,594	33,927	28,641	(1.0)	17.3
Other income	1,445	1,729	1,948	(16.4)	(25.8)
Net securities gains	887	822	512	7.9	73.2
Total noninterest income	$35,926	$36,478	$31,101	(1.5)	15.5

Total fee-based revenues of $33.6 million decreased 1.0% from the fourth quarter of 2015 and grew 17.3% compared to the first quarter of 2015, reflecting growth across all categories. Compared to the fourth quarter of 2015, growth in income resulted primarily from the sales of capital market products within other service charges, commissions, and fees and from services provided to customers acquired from the NI Bancshares transaction late in the first quarter of 2016. These increases were offset by the normal seasonal decline in service charges on deposit accounts and the reduction in mortgage banking income.
Continued sales of fiduciary and investment advisory services to new and existing customers drove the rise in wealth management fees compared to the first quarter of 2015. In addition, the NI Bancshares transaction, which added approximately $700.0 million in trust assets under management, contributed approximately $260,000 to wealth management fees in the first quarter of 2016.
Mortgage banking income resulted from sales of $38.7 million of 1-4 family mortgage loans in the secondary market during the first quarter of 2016, compared to $51.4 million in the fourth quarter of 2015 and $34.5 million in the first quarter of 2015.
The increases in other service charges, commissions, and fees compared to both prior periods presented were primarily due to the sales of capital market products to commercial clients. Gains realized on the sale of equipment financing contracts originated by First Midwest Equipment Finance also drove the increase compared to the first quarter of 2015.
Total noninterest income of $35.9 million was consistent with the fourth quarter of 2015 and increased 15.5% from the first quarter of 2015.

Noninterest Expense Analysis
(Dollar amounts in thousands)

	Quarters Ended			March 31, 2016 Percent Change from
	March 31, 2016	December 31, 2015	March 31, 2015	December 31, 2015	March 31, 2015
Salaries and employee benefits:
Salaries and wages	$36,296	$34,295	$32,794	5.8	10.7
Retirement and other employee benefits	8,298	8,925	7,922	(7.0)	4.7
Total salaries and employee benefits	44,594	43,220	40,716	3.2	9.5
Net occupancy and equipment expense	9,697	9,256	10,436	4.8	(7.1)
Professional services	5,920	6,117	5,109	(3.2)	15.9
Technology and related costs	3,701	3,694	3,687	0.2	0.4
Merchant card expense	2,598	2,495	2,197	4.1	18.3
Advertising and promotions	1,589	2,211	1,223	(28.1)	29.9
Cardholder expenses	1,359	1,329	1,268	2.3	7.2
Net other real estate owned ("OREO") expense	664	926	1,204	(28.3)	(44.9)
Other expenses	7,447	7,525	6,817	(1.0)	9.2
Total noninterest expense excluding certain significant transactions (1)	77,569	76,773	72,657	1.0	6.8
Acquisition and integration related expenses	5,020	1,389	—	261.4	N/M
Property valuation adjustments	—	8,581	—	N/M	—
Total noninterest expense	$82,589	$86,743	$72,657	(4.8)	13.7
Efficiency ratio (2)	64.8%	65.1%	64.5%
N/M – Not meaningful.
(1) In management's view, total noninterest expense excluding certain significant transactions are meaningful to the Company, as well as analysts and investors, in assessing the Company's operating expenses and facilitating comparisons with the prior periods presented.
(2) The efficiency ratio expresses noninterest expense, excluding OREO expense, as a percentage of tax-equivalent net interest income plus total fee-based revenues, other income, and tax-equivalent adjusted bank-owned life insurance ("BOLI") income. In addition, acquisition and integration related expenses of $5.0 million are excluded from the efficiency ratio for the first quarter of 2016. For the fourth quarter of 2015, property valuation adjustments of $8.6 million and acquisition and integration related expenses of $1.4 million are excluded from the efficiency ratio. See the accompanying Non-GAAP Reconciliations for details on the calculation of the efficiency ratio.
Total noninterest expense increased by 1.0% from the fourth quarter of 2015 and 6.8% compared to the first quarter of 2015, excluding acquisition and integration related expenses and property valuation adjustments. The increase compared to the first quarter of 2015 was driven primarily by salaries and employee benefits and professional services costs associated with merit increases and organizational growth needs, as well as the acquisitions of Peoples and NI Bancshares.
Compared to both prior periods presented, total noninterest expense was impacted by the costs of operating the 10 banking locations acquired in the NI Bancshares transaction late in the first quarter of 2016, and the full quarter impact of the 2 banking locations acquired in the Peoples transaction late in the fourth quarter of 2015. These costs primarily occurred within salaries and employee benefits expense and other expenses.
During the fourth quarter of 2015, property valuation adjustments of $8.6 million were recognized on twelve closed branches and seven parcels of land as part of the Company's strategic branch initiatives.

LOAN PORTFOLIO AND ASSET QUALITY
Loan Portfolio Composition
(Dollar amounts in thousands)

	As Of					March 31, 2016 Percent Change From
	March 31, 2016
	Legacy	Acquired (1)	Total	December 31, 2015	March 31, 2015	December 31, 2015	March 31, 2015
Commercial and industrial	$2,584,800	$49,591	$2,634,391	$2,524,726	$2,318,058	4.3	13.6
Agricultural	393,131	29,100	422,231	387,440	368,836	9.0	14.5
Commercial real estate:
Office, retail, and industrial	1,457,692	108,703	1,566,395	1,395,454	1,443,562	12.2	8.5
Multi-family	520,277	41,788	562,065	528,324	560,800	6.4	0.2
Construction	258,546	2,197	260,743	216,882	191,104	20.2	36.4
Other commercial real estate	977,335	82,967	1,060,302	931,190	881,026	13.9	20.3
Total commercial real estate	3,213,850	235,655	3,449,505	3,071,850	3,076,492	12.3	12.1
Total corporate loans	6,191,781	314,346	6,506,127	5,984,016	5,763,386	8.7	12.9
Home equity	668,527	14,644	683,171	653,468	599,543	4.5	13.9
1-4 family mortgages	370,457	20,430	390,887	355,854	285,758	9.8	36.8
Installment	167,578	46,401	213,979	137,602	92,834	55.5	130.5
Total consumer loans	1,206,562	81,475	1,288,037	1,146,924	978,135	12.3	31.7
Covered loans	28,391	—	28,391	30,775	62,830	(7.7)	(54.8)
Total loans	$7,426,734	$395,821	$7,822,555	$7,161,715	$6,804,351	9.2	15.0
(1) Amount represents loans acquired in the NI Bancshares transaction which was completed late in the first quarter of 2016.
Excluding loans acquired in the NI Bancshares transaction of $395.8 million, total loans grew by 3.7% from December 31, 2015 and 9.1% from March 31, 2015. Compared to December 31, 2015, loan growth was driven primarily by strong sales production from the corporate and consumer lending teams. Overall, the mix of loans remained consistent with both prior periods presented.
Compared to both prior periods presented, growth in corporate loans reflects the strong sales performance across diversified commercial real estate categories, as well as the continued expansion into select sector-based lending areas such as healthcare, structured finance, asset-based lending, and equipment financing. The rise in consumer loans compared to both prior periods presented reflects the continued expansion of online installment lending channels, as well as the addition of shorter-duration, floating rate home equity loans and 1-4 family mortgages.

Asset Quality
(Dollar amounts in thousands)

	As of			March 31, 2016 Percent Change from
	March 31, 2016	December 31, 2015	March 31, 2015	December 31, 2015	March 31, 2015
Asset quality, excluding covered loans and covered OREO
Non-accrual loans	$31,383	$28,875	$48,077	8.7	(34.7)
90 days or more past due loans	5,483	2,883	3,564	90.2	53.8
Total non-performing loans	36,866	31,758	51,641	16.1	(28.6)
Accruing troubled debt restructurings ("TDRs")	2,702	2,743	3,581	(1.5)	(24.5)
OREO	29,238	27,349	26,042	6.9	12.3
Total non-performing assets	$68,806	$61,850	$81,264	11.2	(15.3)
30-89 days past due loans	$29,826	$16,329	$18,631
Non-accrual loans to total loans	0.40%	0.40%	0.71%
Non-performing loans to total loans	0.47%	0.45%	0.77%
Non-performing assets to total loans plus OREO	0.88%	0.86%	1.20%
Allowance for Credit Losses
Allowance for loan losses	$77,150	$73,630	$70,990
Reserve for unfunded commitments	1,225	1,225	1,816
Total allowance for credit losses	$78,375	$74,855	$72,806
Allowance for credit losses to total loans (1)	1.00%	1.05%	1.07%
Allowance for credit losses to loans, excluding acquired loans	1.11%	1.11%	1.19%
Allowance for credit losses to non-accrual loans, excluding covered loans	244.74%	253.57%	139.62%

(1) This ratio includes acquired loans that are recorded at fair value through an acquisition adjustment, which incorporates credit risk as of the acquisition date with no allowance for credit losses being established at that time. As the acquisition adjustment is accreted into income over future periods, an allowance for credit losses on acquired loans is established as necessary to reflect credit deterioration.
Total non-performing assets represented 0.88% of total loans and OREO at March 31, 2016, consistent with 0.86% at December 31, 2015 and down from 1.20% at March 31, 2015.
Loans 30-89 days past due to total loans was 0.38% at March 31, 2016 compared to 0.23% and 0.28% at December 31, 2015 and March 31, 2015, respectively. The increase in loans 30-89 days past due compared to the fourth quarter of 2015 was driven primarily by normal fluctuations and loans acquired in the NI Bancshares transaction that are currently in the process of renewal.

Charge-Off Data
(Dollar amounts in thousands)

	Quarters Ended
	March 31, 2016	% of Total	December 31, 2015	% of Total	March 31, 2015	% of Total
Net loan charge-offs (1):
Commercial and industrial	$1,396	34.3	$1,781	52.8	$6,657	80.6
Agricultural	—	—	—	—	—	—
Office, retail, and industrial	421	10.3	267	7.9	(166)	(2.0)
Multi-family	179	4.4	(27)	(0.8)	24	0.3
Construction	111	2.7	105	3.2	(17)	(0.2)
Other commercial real estate	1,294	31.8	110	3.3	1,051	12.7
Consumer	672	16.5	1,134	33.6	479	5.8
Covered	—	—	—	—	228	2.8
Total net loan charge-offs	$4,073	100.0	$3,370	100.0	$8,256	100.0

Net loan charge-offs to average loans, annualized	0.22%		0.19%		0.50%

(1) Amounts represent charge-offs, net of recoveries.

DEPOSIT PORTFOLIO

Deposit Composition
(Dollar amounts in thousands)

	Average for Quarters Ended			March 31, 2016 Percent Change from
	March 31, 2016	December 31, 2015	March 31, 2015	December 31, 2015	March 31, 2015
Demand deposits	$2,463,017	$2,560,604	$2,312,431	(3.8)	6.5
Savings deposits	1,575,174	1,483,962	1,426,546	6.1	10.4
NOW accounts	1,448,666	1,411,425	1,365,494	2.6	6.1
Money market accounts	1,583,898	1,576,258	1,521,762	0.5	4.1
Core deposits	7,070,755	7,032,249	6,626,233	0.5	6.7
Time deposits and other	1,183,463	1,152,895	1,266,562	2.7	(6.6)
Total deposits	$8,254,218	$8,185,144	$7,892,795	0.8	4.6

Average core deposits of $7.1 billion for the first quarter of 2016 increased by 0.5% and 6.7% compared to the fourth quarter of 2015 and the first quarter of 2015, respectively. The rise in average core deposits compared to the fourth quarter of 2015 resulted primarily from $443.1 million in core deposits assumed in the NI Bancshares transaction, which contributed $110.0 million to average core deposits as the transaction was completed late in the first quarter of 2016. This increase more than offset the normal seasonal decline in commercial deposits. Compared to the first quarter of 2015, the rise in average core deposits was driven by growth, the NI Bancshares transaction, and the full quarter impact of deposits assumed in the December of 2015 Peoples acquisition.

CAPITAL MANAGEMENT
Capital Ratios

	As of
	March 31, 2016	December 31, 2015	March 31, 2015
Company regulatory capital ratios:
Total capital to risk-weighted assets	10.64%	11.15%	11.23%
Tier 1 capital to risk-weighted assets	9.81%	10.28%	10.35%
Tier 1 common capital to risk-weighted assets	9.30%	9.73%	9.79%
Tier 1 leverage to average assets	9.56%	9.40%	9.32%
Company tangible common equity ratios (1)(2):
Tangible common equity to tangible assets	8.25%	8.59%	8.54%
Tangible common equity, excluding other comprehensive loss, to tangible assets	8.39%	8.89%	8.68%
Tangible common equity to risk-weighted assets	9.04%	9.29%	9.51%
(1) Ratio is not subject to formal Federal Reserve regulatory guidance.
(2) Tangible common equity ("TCE") represents common stockholders' equity less goodwill and identifiable intangible assets. In management's view, Tier 1 common capital and TCE measures are meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with competitors. See the accompanying Non-GAAP Reconciliations for details of the calculation of these ratios.
Compared to both prior year periods presented, the Company's regulatory capital ratios related to end-of-period risk-weighted assets decreased due to organic loan growth and the NI Bancshares acquisition completed late in the first quarter of 2016.
The Board of Directors approved a quarterly cash dividend of $0.09 per common share during the first quarter of 2016, which is consistent with the quarterly dividend paid to shareholders in the fourth quarter of 2015 and follows a dividend increase from $0.08 to $0.09 per common share during the first quarter of 2015.

Conference Call
A conference call to discuss the Company's results, outlook, and related matters will be held on Wednesday, April 20, 2016 at 11:00 A.M. (ET). Members of the public who would like to listen to the conference call should dial (877) 507-0639 (U.S. domestic) or (412) 317-6003 (International) and ask for the First Midwest Bancorp, Inc. Earnings Conference Call. The number should be dialed 10 to 15 minutes prior to the start of the conference call. There is no charge to access the call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the Company's website, www.firstmidwest.com/investorrelations. For those unable to listen to the live broadcast, a replay will be available on the Company's website or by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (International) conference ID 10084141 beginning one hour after completion of the live call until 9:00 A.M. (ET) on April 28, 2016. Please direct any questions regarding obtaining access to the conference call to First Midwest Bancorp, Inc. Investor Relations, via e-mail, at investor.relations@firstmidwest.com.
Press Release and Additional Information Available on Website
This press release and the accompanying unaudited Selected Financial Information are available through the "Investor Relations" section of First Midwest's website at www.firstmidwest.com/investorrelations.

Forward-Looking Statements
This press release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as "may," "might," "will," "would," "should," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "probable," "potential," "possible," "target," "continue," "look forward," or "assume" and words of similar import. Forward-looking statements are not historical facts but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Forward-looking statements are not guarantees of future performance, and we caution you not to place undue reliance on these statements. Forward-looking statements are made only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release to reflect new information or events or conditions after the date hereof.
Forward-looking statements may be deemed to include, among other things, statements relating to our future financial performance, the performance of our loan or securities portfolio, the expected amount of future credit reserves or charge-offs, corporate strategies or objectives, anticipated trends in our business, regulatory developments, acquisition transactions, including estimated synergies, cost savings and financial benefits of pending or consummated transactions, and growth strategies, including possible future acquisitions. These statements are subject to certain risks, uncertainties and assumptions. For a discussion of these risks, uncertainties and assumptions, you should refer to the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2015, as well as our subsequent filings made with the Securities and Exchange Commission. However, these risks and uncertainties are not exhaustive. Other sections of such reports describe additional factors that could adversely impact our business and financial performance.
Non-GAAP Financial Information
The Company's accounting and reporting policies conform to U.S. generally accepted accounting principles ("GAAP") and general practice within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. See the following reconciliations for details on the calculation of these measures to the extent presented herein.
About the Company
First Midwest is a relationship-focused financial institution and one of the largest independent bank holding companies based in the Midwest. First Midwest's principal subsidiary, First Midwest Bank, and its affiliates provide a full range of commercial, retail, wealth management, trust, and private banking products and services through over 110 locations in metropolitan Chicago, northwest Indiana, central and western Illinois, and eastern Iowa. First Midwest's website is www.firstmidwest.com.
Contact Information

Investors:	Paul F. Clemens EVP and Chief Financial Officer (630) 875-7347 paul.clemens@firstmidwest.com	Media:	James M. Roolf SVP and Corporate Relations Officer (630) 875-7533 jim.roolf@firstmidwest.com

Accompanying Unaudited Selected Financial Information

Consolidated Statements of Financial Condition (Unaudited) (Dollar amounts in thousands)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Period-End Balance Sheet
Assets
Cash and due from banks	$135,049	$114,587	$125,279	$135,546	$126,450
Interest-bearing deposits in other banks	171,312	266,615	822,264	811,287	492,607
Trading securities, at fair value	17,408	16,894	17,038	18,172	18,374
Securities available-for-sale, at fair value	1,625,579	1,306,636	1,151,418	1,142,407	1,151,603
Securities held-to-maturity, at amortized cost	21,051	23,152	23,723	24,292	25,861
FHLB and FRB stock	40,916	39,306	38,748	38,748	38,748
Loans:
Commercial and industrial	2,634,391	2,524,726	2,392,860	2,366,056	2,318,058
Agricultural	422,231	387,440	393,732	377,410	368,836
Commercial real estate:
Office, retail, and industrial	1,566,395	1,395,454	1,414,077	1,432,502	1,443,562
Multi-family	562,065	528,324	539,308	557,947	560,800
Construction	260,743	216,882	192,086	190,970	191,104
Other commercial real estate	1,060,302	931,190	869,748	871,119	881,026
Home equity	683,171	653,468	647,223	599,320	599,543
1-4 family mortgages	390,887	355,854	294,261	283,562	285,758
Installment	213,979	137,602	131,185	113,382	92,834
Covered loans	28,391	30,775	51,219	57,917	62,830
Total loans	7,822,555	7,161,715	6,925,699	6,850,185	6,804,351
Allowance for loan losses	(77,150)	(73,630)	(72,500)	(71,463)	(70,990)
Net loans	7,745,405	7,088,085	6,853,199	6,778,722	6,733,361
OREO	29,649	27,782	32,035	28,230	33,351
Premises, furniture, and equipment, net	141,323	122,278	127,443	128,621	128,698
Investment in BOLI	218,873	209,601	208,666	207,814	207,190
Goodwill and other intangible assets	369,979	339,277	331,250	332,223	333,202
Accrued interest receivable and other assets	212,378	178,463	203,983	216,965	209,151
Total assets	$10,728,922	$9,732,676	$9,935,046	$9,863,027	$9,498,596
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$2,627,530	$2,414,454	$2,671,793	$2,508,316	$2,339,492
Interest-bearing deposits	6,153,288	5,683,284	5,624,657	5,704,355	5,575,187
Total deposits	8,780,818	8,097,738	8,296,450	8,212,671	7,914,679
Borrowed funds	387,411	165,096	169,943	189,036	131,200
Senior and subordinated debt	201,293	201,208	201,123	201,039	200,954
Accrued interest payable and other liabilities	134,835	122,366	119,861	135,324	135,813
Stockholders' equity	1,224,565	1,146,268	1,147,669	1,124,957	1,115,950
Total liabilities and stockholders' equity	$10,728,922	$9,732,676	$9,935,046	$9,863,027	$9,498,596
Stockholders' equity, excluding accumulated other comprehensive income ("AOCI")	$1,239,606	$1,174,657	$1,163,487	$1,146,189	$1,128,755
Stockholders' equity, common	1,224,565	1,146,268	1,147,669	1,124,957	1,115,950

Condensed Consolidated Statements of Income (Unaudited) (Dollar amounts in thousands)

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Income Statement
Interest income	$87,548	$84,667	$84,292	$84,556	$82,469
Interest expense	6,834	6,655	6,390	5,654	5,687
Net interest income	80,714	78,012	77,902	78,902	76,782
Provision for loan losses	7,593	4,500	4,100	6,000	6,552
Net interest income after provision for loan losses	73,121	73,512	73,802	72,902	70,230
Noninterest Income
Service charges on deposit accounts	9,473	10,303	10,519	9,886	9,271
Wealth management fees	7,559	7,493	7,222	7,433	7,014
Card-based fees	6,718	6,761	6,868	6,953	6,402
Merchant servicing fees	3,028	2,929	3,207	2,938	2,665
Mortgage banking income	1,368	1,777	1,402	1,439	1,123
Other service charges, commissions, and fees	5,448	4,664	3,900	2,924	2,166
Total fee-based revenues	33,594	33,927	33,118	31,573	28,641
Other income	1,445	1,437	1,372	1,900	1,948
Net securities gains	887	822	524	515	512
Gains on sales of properties	—	292	—	—	—
Total noninterest income	35,926	36,478	35,014	33,988	31,101
Noninterest Expense
Salaries and employee benefits:
Salaries and wages	36,296	34,295	33,554	33,096	32,794
Retirement and other employee benefits	8,298	8,925	7,807	7,198	7,922
Total salaries and employee benefits	44,594	43,220	41,361	40,294	40,716
Net occupancy and equipment expense	9,697	9,256	9,406	9,622	10,436
Professional services	5,920	6,117	6,172	5,322	5,109
Technology and related costs	3,701	3,694	3,673	3,527	3,687
Merchant card expense	2,598	2,495	2,722	2,472	2,197
Advertising and promotions	1,589	2,211	1,828	2,344	1,223
Cardholder expenses	1,359	1,329	1,354	1,292	1,268
Net OREO expense	664	926	1,290	1,861	1,204
Other expenses	7,447	7,525	6,559	6,717	6,817
Acquisition and integration related expenses	5,020	1,389	—	—	—
Property valuation adjustments	—	8,581	—	—	—
Total noninterest expense	82,589	86,743	74,365	73,451	72,657
Income before income tax expense	26,458	23,247	34,451	33,439	28,674
Income tax expense	8,496	6,923	11,167	10,865	8,792
Net income	$17,962	$16,324	$23,284	$22,574	$19,882
Net income applicable to common shares	$17,750	$16,145	$23,058	$22,325	$19,654
Net income applicable to common shares, excluding certain significant transactions (1)	$20,762	$22,127	$23,058	$22,325	$19,654
Footnotes to Condensed Consolidated Statements of Income

(1)
Certain significant transactions include acquisition and integration related expenses associated with completed and pending acquisitions and property valuation adjustments related to strategic branch initiatives.

Selected Financial Information (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Earnings Per Share
Basic earnings per common share ("EPS") (1)	$0.23	$0.21	$0.30	$0.29	$0.26
Diluted EPS (1)	$0.23	$0.21	$0.30	$0.29	$0.26
Diluted EPS, excluding certain significant transactions (1) (6)	$0.27	$0.29	$0.30	$0.29	$0.26
Common Stock and Related Per Common Share Data
Book value	$15.06	$14.70	$14.72	$14.43	$14.31
Tangible book value	$10.51	$10.35	$10.47	$10.17	$10.04
Dividends declared per share	$0.09	$0.09	$0.09	$0.09	$0.09
Closing price at period end	$18.02	$18.43	$17.54	$18.97	$17.37
Closing price to book value	1.2	1.3	1.2	1.3	1.2
Period end shares outstanding	81,298	77,952	77,942	77,961	77,957
Period end treasury shares	9,976	10,276	10,286	10,267	10,271
Common dividends	$7,228	$7,017	$7,014	$7,022	$7,011
Key Ratios/Data
Return on average common equity (1) (2)	6.06%	5.55%	8.06%	7.97%	7.15%
Return on average tangible common equity (1) (2)	8.87%	8.06%	11.68%	11.62%	10.52%
Return on average tangible common equity, excluding certain significant transactions (1) (2) (6)	10.32%	10.94%	11.68%	11.62%	10.52%
Return on average assets (2)	0.72%	0.66%	0.94%	0.94%	0.85%
Efficiency ratio (1)	64.82%	65.11%	63.20%	61.70%	64.46%
Net interest margin (3)	3.66%	3.59%	3.58%	3.76%	3.79%
Loans to deposits	89.09%	88.44%	83.48%	83.41%	85.97%
Yield on average interest-earning assets (3)	3.96%	3.89%	3.86%	4.02%	4.06%
Cost of funds	0.44%	0.44%	0.42%	0.38%	0.39%
Net noninterest expense to average assets	1.90%	2.08%	1.60%	1.66%	1.80%
Effective income tax rate	32.11%	29.78%	32.41%	32.50%	30.66%
Capital Ratios
Total capital to risk-weighted assets (1)	10.64%	11.15%	11.43%	11.37%	11.23%
Tier 1 capital to risk-weighted assets (1)	9.81%	10.28%	10.55%	10.49%	10.35%
Tier 1 common capital to risk-weighted assets (CET1) (1)	9.30%	9.73%	10.00%	9.93%	9.79%
Tier 1 leverage to average assets (1)	9.56%	9.40%	9.29%	9.34%	9.32%
Tangible common equity to tangible assets (1)	8.25%	8.59%	8.50%	8.32%	8.54%
Tangible common equity, excluding AOCI, to tangible assets (1)	8.39%	8.89%	8.67%	8.54%	8.68%
Tangible common equity to risk-weighted assets (1)	9.04%	9.29%	9.70%	9.55%	9.51%
Note: Selected Financial Information footnotes are located at the end of this section.

Selected Financial Information (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Asset Quality Performance Data
Non-performing assets (4)
Commercial and industrial	$5,364	$5,587	$6,438	$11,100	$12,913
Agricultural	295	355	112	317	358
Commercial real estate:
Office, retail, and industrial	10,910	6,875	6,961	12,599	11,363
Multi-family	410	796	1,046	1,287	700
Construction	778	905	3,332	4,940	7,488
Other commercial real estate	5,555	5,611	5,898	5,513	5,915
Consumer	8,071	8,746	8,521	9,253	9,340
Total non-accrual loans	31,383	28,875	32,308	45,009	48,077
90 days or more past due loans	5,483	2,883	4,559	2,744	3,564
Total non-performing loans	36,866	31,758	36,867	47,753	51,641
Accruing troubled debt restructurings	2,702	2,743	2,771	3,067	3,581
Other real estate owned	29,238	27,349	31,129	24,471	26,042
Total non-performing assets	$68,806	$61,850	$70,767	$75,291	$81,264
30-89 days past due loans (4)	$29,826	$16,329	$28,629	$28,625	$18,631
Allowance for credit losses
Allowance for loan losses	$75,582	$71,992	$68,384	$66,602	$65,311
Allowance for covered loan losses	1,568	1,638	4,116	4,861	5,679
Reserve for unfunded commitments	1,225	1,225	1,225	1,816	1,816
Total allowance for credit losses	$78,375	$74,855	$73,725	$73,279	$72,806
Provision for loan losses	$7,593	$4,500	$4,100	$6,000	$6,552
Net charge-offs by category
Commercial and industrial	$1,396	$1,781	$1,601	$3,273	$6,657
Agricultural	—	—	—	—	—
Commercial real estate:
Office, retail, and industrial	421	267	457	1,862	(166)
Multi-family	179	(27)	67	466	24
Construction	111	105	(114)	(188)	(17)
Other commercial real estate	1,294	110	92	(603)	1,051
Consumer	672	1,134	959	432	479
Covered loans	—	—	1	285	228
Total net charge-offs	$4,073	$3,370	$3,063	$5,527	$8,256
Total recoveries included above	$1,116	$1,031	$1,294	$2,579	$1,797
Note: Selected Financial Information footnotes are located at the end of this section.

Selected Financial Information (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Asset Quality ratios (4)
Non-accrual loans to total loans	0.40%	0.40%	0.47%	0.66%	0.71%
Non-performing loans to total loans	0.47%	0.45%	0.54%	0.70%	0.77%
Non-performing assets to total loans plus OREO	0.88%	0.86%	1.02%	1.10%	1.20%
Non-performing assets to tangible common equity plus allowance for credit losses	7.39%	7.03%	7.99%	8.74%	9.56%
Non-accrual loans to total assets	0.29%	0.30%	0.33%	0.46%	0.51%
Allowance for credit losses and net charge-off ratios
Allowance for credit losses to total loans (5)	1.00%	1.05%	1.06%	1.07%	1.07%
Allowance for credit losses to loans, excluding acquired loans	1.11%	1.11%	1.14%	1.16%	1.19%
Allowance for credit losses to non-accrual loans (4)	244.74%	253.57%	215.45%	152.01%	139.62%
Allowance for credit losses to non-performing loans (4)	208.34%	230.55%	188.81%	143.27%	129.99%
Net charge-offs to average loans (2)	0.22%	0.19%	0.18%	0.33%	0.50%
Footnotes to Selected Financial Information

(1)	See the Non-GAAP Reconciliations section for detailed calculation.

(2)	Annualized based on the actual number of days for each period presented.

(3)	Tax equivalent basis reflects federal and state tax benefits.

(4)	Excludes covered loans and covered OREO.

(5)
This ratio includes acquired loans that are recorded at fair value through an acquisition adjustment, which incorporates credit risk, as of the acquisition date with no allowance for credit losses being established at that time. As the acquisition adjustment is accreted into income over future periods, an allowance for credit losses is established on acquired loans as necessary to reflect credit deterioration.

(6)
Certain significant transactions include acquisition and integration related expenses associated with completed and pending acquisitions and property valuation adjustments related to strategic branch initiatives.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Earnings Per Share
Net income	$17,962	$16,324	$23,284	$22,574	$19,882
Net income applicable to non-vested restricted shares	(212)	(179)	(226)	(249)	(228)
Net income applicable to common shares	17,750	16,145	23,058	22,325	19,654
Tax-equivalent acquisition and integration related expenses (2)	3,012	833	—	—	—
Tax-equivalent property valuation adjustments (2)	—	5,149	—	—	—
Net income applicable to common shares, excluding certain significant transactions (1)	$20,762	$22,127	$23,058	$22,325	$19,654
Weighted-average common shares outstanding:
Weighted-average common shares outstanding (basic)	77,980	77,121	77,106	77,089	76,918
Dilutive effect of common stock equivalents	12	13	13	12	12
Weighted-average diluted common shares outstanding	77,992	77,134	77,119	77,101	76,930
Basic EPS	$0.23	$0.21	$0.30	$0.29	$0.26
Diluted EPS	$0.23	$0.21	$0.30	$0.29	$0.26
Diluted EPS, excluding certain significant transactions (1)	$0.27	$0.29	$0.30	$0.29	$0.26
Anti-dilutive shares not included in the computation of diluted EPS	608	735	751	768	948
Efficiency Ratio Calculation
Noninterest expense	$82,589	$86,743	$74,365	$73,451	$72,657
Less:			—
Net OREO expense	(664)	(926)	(1,290)	(1,861)	(1,204)
Acquisition and integration related expenses	(5,020)	(1,389)	—	—	—
Property valuation adjustments	—	(8,581)	—	—	—
Total	$76,905	$75,847	$73,075	$71,590	$71,453
Tax-equivalent net interest income (2)	$83,021	$80,506	$80,511	$81,595	$79,665
Fee-based revenues	33,594	33,927	33,118	31,573	28,641
Add:
Other income, excluding BOLI income	579	515	446	446	1,065
Tax-adjusted BOLI (BOLI/.6)	1,443	1,537	1,543	2,423	1,472
Total	$118,637	$116,485	$115,618	$116,037	$110,843
Efficiency ratio	64.82%	65.11%	63.20%	61.70%	64.46%
Tax Equivalent Net Interest Income
Net interest income	$80,714	$78,012	$77,902	$78,902	$76,782
Tax-equivalent adjustment	2,307	2,494	2,609	2,693	2,883
Tax-equivalent net interest income (2)	$83,021	$80,506	$80,511	$81,595	$79,665

Note: Non-GAAP Reconciliations footnotes are located at the end of this section.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Risk-Based Capital Data
Common stock	$913	$882	$882	$882	$882
Additional paid-in capital	493,153	446,672	445,037	443,558	441,689
Retained earnings	964,250	953,516	944,209	927,939	912,387
Treasury stock, at cost	(218,710)	(226,413)	(226,641)	(226,190)	(226,203)
Goodwill and other intangible assets	(357,895)	(327,115)	(318,854)	(319,243)	(319,635)
Disallowed deferred tax assets	(2,956)	(1,902)	(2,889)	(3,046)	(3,354)
Common equity Tier 1 capital	878,755	845,640	841,744	823,900	805,766
Trust-preferred securities	50,690	50,690	50,690	50,690	50,690
Other disallowed deferred tax assets	(1,970)	(2,868)	(4,334)	(4,568)	(5,030)
Tier 1 capital	927,475	893,462	888,100	870,022	851,426
Tier 2 capital	78,375	74,855	73,725	73,279	72,806
Total capital	$1,005,850	$968,317	$961,825	$943,301	$924,232
Risk-weighted assets	$9,452,551	$8,687,864	$8,414,729	$8,296,679	$8,229,627
Adjusted average assets	$9,700,671	$9,501,087	$9,559,796	$9,318,347	$9,134,320
Total capital to risk-weighted assets	10.64%	11.15%	11.43%	11.37%	11.23%
Tier 1 capital to risk-weighted assets	9.81%	10.28%	10.55%	10.49%	10.35%
Tier 1 common capital to risk-weighted assets	9.30%	9.73%	10.00%	9.93%	9.79%
Tier 1 leverage to average assets	9.56%	9.40%	9.29%	9.34%	9.32%
Tangible Common Equity
Stockholders' equity	$1,224,565	$1,146,268	$1,147,669	$1,124,957	$1,115,950
Less: goodwill and other intangible assets	(369,979)	(339,277)	(331,250)	(332,223)	(333,202)
Tangible common equity	854,586	806,991	816,419	792,734	782,748
Less: AOCI	15,041	28,389	15,818	21,232	12,805
Tangible common equity, excluding AOCI	$869,627	$835,380	$832,237	$813,966	$795,553
Total assets	$10,728,922	$9,732,676	$9,935,046	$9,863,027	$9,498,596
Less: goodwill and other intangible assets	(369,979)	(339,277)	(331,250)	(332,223)	(333,202)
Tangible assets	$10,358,943	$9,393,399	$9,603,796	$9,530,804	$9,165,394
Tangible common equity to tangible assets	8.25%	8.59%	8.50%	8.32%	8.54%
Tangible common equity, excluding AOCI, to tangible assets	8.39%	8.89%	8.67%	8.54%	8.68%
Tangible common equity to risk-weighted assets	9.04%	9.29%	9.70%	9.55%	9.51%

Note: Non-GAAP Reconciliations footnotes are located at the end of this section.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Return on Average Common and Tangible Common Equity
Net income applicable to common shares	$17,750	$16,145	$23,058	$22,325	$19,654
Intangibles amortization	985	971	973	978	998
Tax-equivalent adjustment of intangibles amortization	(394)	(388)	(389)	(391)	(399)
Net income applicable to common shares, excluding intangibles amortization	18,341	16,728	23,642	22,912	20,253
Tax-equivalent acquisition and integration related expenses (2)	3,012	833	—	—	—
Tax-equivalent property valuation adjustments (2)	—	5,149	—	—	—
Net income applicable to common shares, excluding intangibles amortization and certain significant transactions (1)	$21,353	$22,710	$23,642	$22,912	$20,253
Average stockholders' equity	$1,178,588	$1,154,506	$1,134,967	$1,123,530	$1,114,762
Less: average intangible assets	(346,549)	(331,013)	(331,720)	(332,694)	(333,684)
Average tangible common equity	$832,039	$823,493	$803,247	$790,836	$781,078
Return on average common equity (3)	6.06%	5.55%	8.06%	7.97%	7.15%
Return on average tangible common equity (3)	8.87%	8.06%	11.68%	11.62%	10.52%
Return on average tangible common equity, excluding certain significant transactions (1) (3)	10.32%	10.94%	11.68%	11.62%	10.52%
Footnotes to Non-GAAP Reconciliations

(1)
Certain significant transactions include acquisition and integration related expenses associated with completed and pending acquisitions and property valuation adjustments related to strategic branch initiatives.

(2)	Tax equivalent basis reflects federal and state tax benefits.

(3)	Annualized based on the actual number of days for each period presented.